EXHIBIT 10.60

AMENDMENT FOUR
TO THE MANUFACTURING AGREEMENT
BY AND BETWEEN VIVUS AND CHINOIN

This Amendment Four (“Amendment Four”), effective as of December 31, 2006 (“Amendment Date”), by and between VIVUS, Inc., having a principal place of business at 1172 Castro Street, Mountain View, CA 94040 United States of America (“VIVUS”), and CHINOIN Pharmaceutical and Chemical Works Private Co. Ltd., having a principal place of business at H-1045, Budapest, To u. 1-5 Hungary (“CHINOIN”) (VIVUS and CHINOIN collectively, the “Parties”), amends (i) that certain Manufacturing Agreement by and between the Parties dated December 20, 1995 (the “Agreement”) and (ii) Amendment One to the Agreement dated December 11, 1997 (“Amendment One”) and (iii) Amendment Two to the Agreement dated December 18, 1998 (“Amendment Two”) and (iv) Amendment Three to the Agreement dated November 21, 2002 (“Amendment Three”)

The Parties desire to amend the Agreement, the Amendment One, the Amendment Two and Amendment Three as set forth herein below;

NOW, THEREFORE, the Parties agree as follows:

1.             AMENDMENT.  This Amendment Four hereby amends the Agreement to incorporate the terms and conditions set forth in this Amendment Four.  The relationship of the Parties shall continue to be governed by the terms and conditions of the Agreement, the Amendments One, Two and Three, as amended herein; and in the event that there is any conflict between the terms and conditions of the Agreement or Amendment One or Two or Three and this Amendment Four, the terms and conditions of this Amendment Four shall control.  As used in this Amendment Four, all capitalized terms shall have the meanings defined for such terms in this Amendment Four or, if not defined in this Amendment Four, the meanings defined in the Agreement.

2.             MODIFICATION TO THE AGREEMENT.

2.1           The Parties hereby acknowledge the change of the full name of CHINOIN from CHINOIN Pharmaceutical and Chemical Works Co. Ltd. to CHINOIN Pharmaceutical and Chemical Works Private Co. Ltd.

2.2           The Parties hereby agree to prolong the validity of the Agreement for calendar year 2011, being considered Agreement Year fifth teen.

2.3           The Parties agree that VIVUS shall not be required to purchase from CHINOIN any amount of the Product in the remainder of the tenth Agreement Year (calendar year 2006), and also in Agreement Years twelve (2008) and fourteen (2010).  VIVUS shall have only the following firm commitments to purchase the Product from CHINOIN during the validity of the Agreement as extended according to Section 2.2 of this Amendment Four:

2.3.1        From the eleventh Agreement Year onward, and for quantities of the Product VIVUS orders that are in excess of its existing minimum contractual purchase obligations, VIVUS agrees to place not less than [**] of its orders for the Product (based on mass) from CHINOIN.  In no event will CHINOIN be obligated to supply more than [**] of Product annually.

2.3.2        Section 2.12 of the Agreement is hereby amended in its entirety to read as follows:

2.12        Minimum Quantities

2.12.1     VIVUS agrees that the quantity of Product purchased from CHINOIN shall in no event fall below the minimum quantity of [**] in Agreement Years eleven (2007), thirteen (2009), and fifth teen (2011).  This undertaking is not subject to any waiver due to decrease of the consumption of the Product.

2.4           Section 2.7 of the Agreement as modified by Amendment One and Amendment Three is hereby amended in its entirety to read as follows:

2.7          Price.  The price to be paid by VIVUS per [**] of the Product ordered by VIVUS shall be based upon the quantities of the Product ordered by VIVUS for delivery during the particular Agreement Year, as follows:

2.7.2       Quantity Ordered for Delivery During the eleventh, thirteenth and fifth teen Agreement Years:

U.S. $/[**]

First [**] “Minimum Annual Quantity”	$[**]

Quantities in excess of [**], up to [**]	$[**]

Quantities in excess of [**], up to [**]	$[**]

Quantities in excess of [**], up to [**]	$[**]

Quantities in excess of [**], up to [**]	$[**]

Quantities in excess of [**], if any	$[**]

It is understood that the foregoing prices are based upon the total cumulative quantities ordered by VIVUS for delivery during the particular Agreement Year, and not only on the size of the particular order or delivery.  It is also understood that the prices are for the incremental quantities.

[**] — Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3.             ENTIRE AGREEMENT.  The Agreement and any Exhibits and Addenda thereto together with this Amendment Four and Amendment One, Amendment Two and Amendment Three constitute the entire agreement between the Parties with respect to the subject matter thereof and supersede all prior and contemporaneous communications, representations, agreements or understandings, either written or oral, between the Parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Four.

VIVUS, INC.		CHINOIN PHARMACEUTICAL AND CHEMICAL WORKS PRIVATE CO., LTD.

By:	/s/ Leland F. Wilson	By:	/s/ Frédéric OLLIER

Name:	Leland F. Wilson	Name:	Frédéric OLLIER

Title:	President & CEO	Title:	Managing Director

By:	/s/ Michel DARGENTOLLE

Name:	Michel DARGENTOLLE

Title:	VP Administration & Finance